UNDERWRITING AGREEMENT


     This UNDERWRITING AGREEMENT ("Agreement"), made this ___ day of February, 2005, by and between Regions Morgan Keegan Select Funds, a Massachusetts business trust (the "Trust") and Morgan Keegan & Company, Inc., a Tennessee corporation (the "Distributor"):

     WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end, diversified investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and has registered its shares of beneficial interest for sale to the public under the Securities Act of 1933, as amended (the "1933 Act"), and has qualified its shares in accordance with the provisions of various state securities laws; and

     WHEREAS, the Trust intends to offer for public sale seventeen distinct series (the "Funds") of shares of beneficial interest, consisting of one or more classes (the "Classes") of shares (the "Shares"), which have been designated Regions Morgan Keegan Select Treasury Money Market Fund; Regions Morgan Keegan Select Government Money Market Fund; Regions Morgan Keegan Select Limited Maturity Government Fund; Regions Morgan Keegan Select Fixed Income Fund; Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund; Regions Morgan Keegan Select Balanced Fund; Regions Morgan Keegan Select Mid Cap Value Fund; Regions Morgan Keegan Select Value Fund; Regions Morgan Keegan Select Growth Fund; Regions Morgan Keegan Select Mid Cap Growth Fund; Regions Morgan Keegan Select LEADER Growth Equity Fund; Regions Morgan Keegan Select LEADER Growth & Income Fund; Regions Morgan Keegan Select LEADER Balanced Fund; Regions Morgan Keegan Select LEADER Tax-Exempt Bond Fund; Regions Morgan Keegan Select LEADER Intermediate Bond Fund; Regions Morgan Keegan Select LEADER Tax-Exempt Money Market Fund; and Regions Morgan Keegan Select LEADER Money Market Fund.

     WHEREAS, the Trust has adopted a distribution plan pursuant to Rule 12b-1 for the Class A, Class C, and Class I shares of certain of the Funds; and

     WHEREAS, the Trust wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of the Shares of each Fund as now exists and as may hereafter may be established and to furnish certain other services to the Trust as specified in this Agreement; and

     WHEREAS, this Agreement has been approved by a vote of the Board of Trustees of the Trust (the "Board") and certain disinterested trustees in conformity with paragraph (b)(2) of Rule 12b-1 under the 1940 Act, as well as by the disinterested trustees in conformity with Section 15(c) of the 1940 Act; and

     WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

     1. The Trust hereby appoints the Distributor as principal underwriter in connection with the offering and sale of the Shares, and of all Classes now or

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hereafter  created,  on its behalf during the term of this Agreement.  The Trust authorizes the Distributor, as exclusive agent for the Trust, subject to applicable federal and state law and the Amended and Restated Declaration of Trust (the "Declaration of Trust") and By-Laws of the Trust: (a) to promote the Trust; (b) to solicit orders for the purchase of the Shares subject to such terms and conditions as the Trust may specify; and (c) to accept orders for the purchase of the Shares on behalf of the applicable Fund. The Distributor shall comply with all applicable federal and state laws and offer the Shares on an agency or "best efforts" basis under which the Trust shall issue only such Shares as are actually sold.

     2. The public offering price of the Shares shall be the net asset value per share (as determined by the Trust) of the outstanding Shares, plus the applicable sales charge, if any, determined as set forth in the Registration Statement. The Trust shall furnish the Distributor with a statement of each computation of net asset value and of the details entering into such computation.

     3.  The  sales  charge,  if any,  set  forth  in the  Trust's  Registration
Statement shall constitute compensation of the Distributor. As additional compensation for the services performed and the expenses assumed by the Distributor under this Agreement, including, but not limited to, any commissions paid for sales of the Shares, the Distributor shall receive from each Fund, as promptly as possible after the last day of each month, a distribution fee, calculated daily pursuant to the applicable distribution plan. The first payment of the distribution fees shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement, and shall include a full payment of the fees due the Distributor for all distribution services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fees shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of each Fund in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of each Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board. Each such payment shall be accompanied by a report of the Trust prepared either by the Trust or by a reputable firm of independent accountants which shall show the amount properly payable to the Distributor under this Agreement and the detailed computation thereof.

     4. As used in this Agreement, the term "Registration Statement" shall mean the registration statement relating to the Funds most recently filed by the Trust with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean the forms of prospectus and statement of additional information, respectively, filed by the Trust as part of the Registration Statement.

     5. The Distributor, at no expense to the Trust, shall print and distribute to prospective investors, the Prospectus and Statement of Additional Information, and may print and distribute such other sales literature, reports,

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forms and  advertisements  in  connection  with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, the Distributor shall only give such information and make only such statements or representations as are contained in the Prospectus or Statement of Additional Information or in information furnished in writing to the Distributor by the Trust, and the Trust shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or its representatives or agents. Except as specifically provided in this Agreement, the Trust shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

     6. The Trust agrees at its own expense to register the Shares under the 1933 Act, as amended, and under the securities laws of such states and jurisdictions as the Distributor of the Trust shall agree, and to prepare and file from time to time such Prospectuses and Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Trust shall bear all expenses related to preparing and typesetting such Prospectuses and other materials required by law and such other expenses, including printing and mailing expenses, related to the Trust's communications with persons who are shareholders of the Trust.

     7. The Trust agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged

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untrue statement of a material fact contained in the  Registration  Statement or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Trust shall not indemnify or defend such persons or hold them harmless with respect to any claims, demands, or liabilities based on information provided to the Trust by the Distributor; and provided further that this indemnification provision shall not inure to the benefit of any person who is an officer or director of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, as amended, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act, as amended, and further provided that in no event shall anything contained in this Agreement be construed so as
to  protect  the  Distributor   against  any  liability  to  the  Trust  or  its
shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     8. The Distributor agrees to indemnify, defend and hold the Trust, its several officers and directors, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or arising out of or based upon any alleged omission by the Distributor to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading.

     9. Morgan Keegan is hereby put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and Morgan Keegan shall not seek satisfaction of any such obligation from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.

     10. The Trust reserves the right at any time to withdraw any or all offerings of the Shares by written notice to the Distributor at its principal office.

     11. The Trust shall not issue certificates representing the Shares unless requested by a shareholder. If such request is transmitted through the Distributor, the Trust will cause certificates evidencing the Shares owned to be issued in such names and denominations as the Distributor shall from time to time direct, provided that no certificates shall be issued for fractional Shares.

     12. The Distributor may at its sole discretion repurchase Shares offered for sale by the shareholders. Repurchase of Shares by the Distributor shall be at the net asset value next determined after a repurchase order has been received. The Distributor will receive no commission or other remuneration for repurchasing Shares other than the fees set forth in paragraph 3 hereof. At the end of each business day, the Distributor shall notify by telex or in writing to the Trust and Regions Bank, the Trust's custodian, of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. Upon such notice, the Trust shall pay the Distributor such amounts as are required by the Distributor for the repurchase of such Shares in cash or in the form of a credit against moneys due the Trust from the Distributor as proceeds from the sale of Shares. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of Shares.

     13. The Distributor is an independent contractor and shall be an agent for the Trust only with respect to the sale and redemption of the Shares.

     14. The Distributor represents and warrants that it is a broker-dealer duly registered under the Securities Act of 1934 and applicable state securities laws, that it is a member of the National Association of Securities Dealers and has all licenses required to engage in the business it undertakes in this Agreement to carry out. Additionally the Distributor represents and warrants that it will notify the Trust promptly if any such registration, membership or license is suspended, revoked, withdrawn or allowed to lapse.

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     15. The services of the  Distributor  to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     16. The Distributor shall prepare reports for the Board on a quarterly basis showing such information concerning expenditures related to this Agreement as from time to time shall be reasonably requested by the Board of Trustees.

     17. As used in this Agreement, the terms "securities" and "net assets" shall have the meanings ascribed to them in the Declaration of Trust of the Trust.

     18. This Agreement will remain in effect for one year from the date of its execution and from year to year thereafter, provided that such continuance is specifically approved, at least annually: (i) by the Board or by vote of a majority of the outstanding voting securities of the Trust, (ii) by a vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (iii) by vote of a majority of those members of the Board who are not interested persons of the Trust and who have no direct or indirect financial interest in this Agreement or in the Plan (the "Independent Trustees"). Notwithstanding the foregoing, this Agreement may be terminated at any time by the Trust without penalty, on 60 days' written notice to the Distributor, by vote of the Board, by vote of a majority of the Independent Trustees, or by a vote of a majority of the outstanding voting securities of the Trust. This Agreement may be terminated by the Distributor at any time, without the payment of any penalty, upon 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     19. It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of the Board, shareholders, nominees, officers, agents or employees of the Funds personally, but shall bind only the trust property of the Funds. The execution and delivery of this Agreement have been authorized by the Board, and this Agreement has been signed and delivered by an authorized officer of the Funds, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Funds as provided in the Funds' Declaration of Trust.

     20. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

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     IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

                                       REGIONS MORGAN KEEGAN SELECT FUNDS



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       MORGAN KEEGAN & COMPANY, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: